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                             STOCK OPTION AGREEMENT


          THIS STOCK OPTION AGREEMENT (this "Option Agreement"), dated as of December 16, 1997, is by and between PROGRESSIVE BANK, INC. ("Progressive"), a New York corporation, as issuer, and HUDSON CHARTERED BANCORP, INC. ("Hudson Chartered"), a New York corporation, as grantee.

                                   WITNESSETH
                                   ----------

          WHEREAS, the respective Boards of Directors of Progressive and Hudson Chartered have approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") and have adopted a related Agreement and Plan of Merger dated as of the date hereof (together with the Reorganization Agreement, the "Merger Agreements"), providing for certain transactions pursuant to which Progressive would be merged with and into Hudson Chartered; and

          WHEREAS, as a condition to and as consideration for Hudson Chartered's entry into the Merger Agreements and to induce such entry, Progressive has agreed to grant to Hudson Chartered the option set forth herein to purchase authorized but unissued shares of common stock, par value $1.00 per share, of Progressive ("Progressive Common Stock");

          NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

1.        Definitions.
          -----------

          Capitalized terms defined in the Merger Agreements and used herein shall have the same meanings as set forth in the Merger Agreements.

2.        Grant of Option.
          ---------------

          Subject to the terms and conditions set forth herein, Progressive hereby grants to Hudson Chartered an option ("Option") to purchase up to 766,300 shares of Progressive Common Stock, at a price of $36.63 per share, payable in cash as provided in Section 4 hereof; provided, however, that, in the event Progressive issues or agrees to issue any shares of Progressive Common Stock (other than as permitted under the Merger Agreements) at a price less than $36.63 per share (as adjusted pursuant to Section 6 hereof), the exercise price shall be equal to such lesser price. Notwithstanding anything else in this Agreement to the contrary, the number of shares of Progressive Common Stock subject to the Option shall be reduced to such lesser number, if any, as may from time-to-time be necessary, but only for so long as may be necessary, to cause Hudson Chartered not to be deemed an "interested shareholder" as such term is defined for purposes of Section 912 of the New York Business Corporation Law, as amended. Each share of Progressive Common Stock issued upon exercise of the Option shall be accompanied by such rights as provided in the Shareholder Rights Agreement dated as of October 15, 1997 by and between Progressive and Registrar and Transfer Company, as rights agent.

3.        Exercise of Option.
          ------------------

          (a) Unless Hudson Chartered shall have breached in any material respect any material covenant or representation contained in the Reorganization Agreement and such breach has not been cured, Hudson Chartered may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that, to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the Effective Date of the Merger or (ii) upon termination of the Merger Agreements in accordance with the provisions thereof (other than a termination resulting from a willful breach by Progressive of any Specified Covenant (as defined below) following receipt of a bona fide proposal by Progressive or Pawling to acquire Progressive or Pawling by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or, following the occurrence of a Purchase Event, failure of Progressive's shareholders to approve the Merger Agreements by the vote required under applicable law or under Progressive's Certificate of Incorporation), or (iii) twelve months after termination of the Merger Agreements due to a willful breach by Progressive of any Specified Covenant following receipt of a bona fide proposal by Progressive or Pawling to acquire Progressive or Pawling by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or, following the occurrence of a Purchase Event, failure of Progressive's shareholders to approve the Merger Agreements by the vote required under applicable law or under Progressive's Certificate of Incorporation; and provided further that any such exercise shall be subject to compliance with applicable provisions of law.

          (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Progressive or its wholly owned subsidiary, Pawling Savings Bank, a New York state-chartered stock savings bank ("Pawling"), without having received Hudson Chartered's prior written consent, shall have entered into an agreement with any person (other than Hudson Chartered or any of its subsidiaries) to (x) merge or consolidate, or enter into any similar transaction, with Progressive or Pawling, (y) purchase, lease or otherwise acquire all or substantially all of the assets of Progressive or Pawling or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Progressive or Pawling;

                  (ii) any person (other than Progressive, Pawling, Pawling in a fiduciary capacity, Hudson Chartered, its wholly owned subsidiary, First National Bank of the Hudson Valley, a national banking association ("Hudson Valley") or Hudson Valley in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Progressive Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder);

                  (iii) any person (other than Hudson Chartered or any of its subsidiaries) shall have made a bona fide proposal to Progressive by public announcement or written communication that is or becomes the subject of public disclosure to acquire Progressive or Pawling by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of Progressive vote not to adopt the Plan of Merger; or

                  (iv) Progressive shall have willfully and intentionally breached any Specified Covenant following receipt of a bona fide proposal to Pawling or Progressive to acquire Progressive or Pawling by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, which breach would entitle Hudson Chartered to terminate the Merger Agreements (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

If more than one of the transactions giving rise to a Purchase Event under this
Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Hudson Chartered wishes to exercise the Option, it shall send to Progressive a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that, if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Hudson Chartered shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

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          (d)  As used herein, "Specified Covenant" means any covenant contained in Sections 4.1, 4.4 or 4.9, or subsections (2), (3), (4), (5), (6), (12), (14)
and, to the extent applicable to the foregoing subsections, (15) of Section 4.7(b) of the Reorganization Agreement.

4.        Payment and Delivery of Certificates.
          ------------------------------------

          (a) At the closing referred to in Section 3 hereof, Hudson Chartered shall pay to Progressive the aggregate purchase price for the shares of Progressive Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Progressive.

          (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), Progressive shall deliver to Hudson Chartered a certificate or certificates representing the number of shares of Progressive Common Stock purchased by Hudson Chartered, and Hudson Chartered shall deliver to Progressive a letter agreeing that Hudson Chartered will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

          (c) Certificates for Progressive Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend which shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Progressive Bank, Inc. and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Progressive Bank, Inc. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Progressive Bank, Inc. of a written request."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Hudson Chartered shall have delivered to Progressive a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Progressive, to the effect that such legend is not required for purposes of the Securities Act.

5.        Representations.
          ---------------

          Progressive hereby represents, warrants and covenants to Hudson Chartered as follows:

          (a) Progressive shall at all times maintain sufficient authorized but unissued shares of Progressive Common Stock so that the Option may be exercised without authorization of additional shares of Progressive Common Stock.

          (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

6.        Adjustment Upon Changes in Capitalization.
          -----------------------------------------

          In the event of any change in Progressive Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Progressive Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Progressive Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.99% of the number of shares of Progressive Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Progressive to breach any provision of the Merger Agreements.

7.        Repurchase.
          ----------

          At the request of Hudson Chartered at any time commencing immediately following the occurrence of a Repurchase Event (as defined below) and ending upon termination of this Agreement pursuant to the terms hereof ("Repurchase Period"), Progressive shall repurchase the Option from Hudson Chartered together with any shares of Progressive Common Stock purchased by Hudson Chartered pursuant thereto, at a price equal to the sum of:

          (a) The exercise price paid by Hudson Chartered for any shares of Progressive Common Stock acquired pursuant to the Option;

          (b) The difference between the "market/tender offer" price for shares of Progressive Common Stock (defined as the highest of (i) the highest price per share at which a tender or exchange offer has been made, (ii) the price per share, whether in cash or the value of securities or other property or a combination thereof, of Progressive Common Stock to be paid by any third party pursuant to an agreement with Progressive, or (iii) the highest reported sale price for shares of Progressive Common Stock within that portion of the Repurchase Period preceding the date Hudson Chartered gives notice of the required repurchase under this Section 7) and the exercise price as determined pursuant to Section 2 hereof, multiplied by the number of shares of Progressive Common Stock with respect to which the Option has not been exercised, but only if the market/tender offer price is greater than such exercise price;

          (c) The difference between the market/tender offer price (as defined in Section 7(b) hereof) and the exercise price paid by Hudson Chartered for any shares of

Progressive Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the market/tender offer price is greater than such exercise price; and

          (d) Hudson Chartered's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Reorganization Agreement, including, without limitation, legal, accounting, financial advisory and investment banking fees.

          In the event Hudson Chartered exercises its right to require the repurchase of the Option, Progressive shall, within ten business days thereafter, pay the required amount to Hudson Chartered in immediately available funds and Hudson Chartered shall surrender the Option to Progressive and the certificates evidencing the shares of Progressive Common Stock purchased thereunder; provided that if prior notification to or approval of the Federal Reserve Board or other regulatory agency is required in connection with such purchase, Progressive shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated.

          As used herein, a "Repurchase Event" shall mean any of the transactions described in clauses (i), (ii), (iii) or (iv) of Section 3(b) herein except, for this purpose, the percentage in clause (ii) shall be 50% and, for purposes of clauses (iii) and (iv) for a Repurchase Event to occur, any party shall, prior to the termination of this Agreement, engage in a transaction contemplated by clauses (i) or (ii) (at the 50% level) of Section 3(b), provided that, for all purposes herein, the payment required by this Section 7 shall be due and payable only upon consummation of the events described in clauses (i) and (ii) of Section 3(b) of this Agreement.

8.        Registration Rights.
          -------------------

          Progressive shall, if requested by Hudson Chartered, as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Progressive Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Hudson Chartered. Hudson Chartered shall provide all information reasonably requested by Progressive for inclusion in any registration statement to be filed hereunder. Progressive will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 7 shall be at Progressive's expense except for underwriting commissions and the fees and disbursements of Hudson Chartered's counsel attributable to the registration of such Progressive Common Stock. A second registration may be requested hereunder at Hudson Chartered's expense. In no event shall Progressive be required to effect more than two registrations hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Progressive of Progressive Common Stock. If requested by Hudson Chartered, in connection with any such registration, Progressive will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from Hudson Chartered or assignee thereof under this Section 8, Progressive agrees to send a copy thereof to Hudson Chartered and to any assignee thereof known to Progressive, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

9.        Severability.
          ------------

          If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire or Progressive to repurchase pursuant to Section 7 hereof the full number of shares of Progressive Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of Progressive to allow the holder to acquire or to require Progressive to repurchase up to the maximum number of shares as may be permissible from time to time, without any amendment or modification hereof.

10.       Miscellaneous.
          -------------

          (a) Expenses. Except as otherwise provided herein, each of the
              --------
parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Entire Agreement. Except as otherwise expressly provided herein,
              ----------------
this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

          (c) Assignment. Neither of the parties hereto may assign any of its
              ----------
rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that, in the event a Purchase Event shall have occurred and be continuing, Hudson Chartered may assign, in whole or in part, its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Hudson Chartered may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase 2% or more of the voting shares of Progressive, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely
 ----
dispersed public distribution on Hudson Chartered's behalf, or (iv) any other manner approved by applicable regulatory authorities.

          (d) Notices.  All notices or other communications which are required
              -------
or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the addresses provided for in or pursuant to Section 7.4 of the Reorganization Agreement.

          (e) Counterparts.  This Option Agreement may be executed in any number
              ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Specific Performance.  The parties agree that damages would be an
              --------------------
inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

          (g) Governing Law.  This Option Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                    PROGRESSIVE BANK, INC.


                                    By /s/ Peter Van Kleeck
                                    -----------------------
                                    Peter Van Kleeck
                                    President and Chief Executive
                                     Officer


                                    HUDSON CHARTERED BANCORP, INC.


                                    By /s/ T. Jefferson Cunningham III
                                    ----------------------------------
                                    T. Jefferson Cunningham III
                                    Chairman and Chief Executive
                                     Officer